CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Amendment 1 to Form F-1 of our report dated January 6, 2008 (except for Note E as to which the date is February 14, 2008), relating to the financial statements of China Evergreen Acquisition Corp. and to the reference to our Firm under the caption ‘‘Experts’’ in the Prospectus.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
February 14, 2008